EXHIBIT 99.1

NEWS RELEASE

ANTARES PHARMA APPOINTS DR. KAREN SMITH TO BOARD OF DIRECTORS AND ANNOUNCES RETIREMENT OF DR. JACQUES GONELLA

EWING, NJ, March 4, 2019 -- Antares Pharma, Inc. (NASDAQ: ATRS) today announced the appointment of Dr. Karen Smith to the Company’s Board of Directors, filling the seat being vacated by the retirement of Dr. Jacques Gonella.  Dr. Smith has over 20 years of biopharmaceutical industry experience in the United States, Europe, Canada and Asia, and currently serves as Chief Executive Officer for Eliminate Cancer (ECI), a cutting-edge oncology R&D and venture organization.

Leonard S. Jacob, M.D., Ph.D., Chairman of the Board of Antares Pharma, stated, “We are pleased to announce the addition of another seasoned pharmaceutical executive to the Antares Board of Directors.  We believe Dr. Smith’s background in drug development and product registration will benefit our organization as we continue to expand the Company’s pipeline.  We look forward to Karen’s contributions.”

Dr. Smith has overseen more than 60 clinical trials and more than 20 regulatory approvals leading to product launches across diverse therapeutic areas including oncology, rare disease, cardiology, dermatology neuroscience and anti-infectives.  In addition to R&D and pipeline development, Karen’s successful record of business development includes the acquisition of U.S. and international companies, divestitures and negotiating partnership deals between biotech and pharma.  Prior to joining ECI, Karen served as Executive Vice President, Global Head R&D, and Chief Medical Officer of Jazz Pharmaceuticals, Inc., and also held senior leadership positions at Allergan plc, AstraZeneca and Bristol-Myers Squibb.  She is currently a member of the Board of Directors of Acceleron Pharma, ECI and Sangamo Therapeutics.  Dr. Smith earned an MD from the University of Warwick (UK), PhD in Molecular Oncology from UCLA (USA) and University of Western Australia (Australia), an MBA from the University of New England  in Australia and LLM (Masters in Law) from the University of Salford (UK).

Dr. Jacob continued, “The Board of Directors would like to thank Dr. Gonella for eighteen years of dedicated service, first as the founder of Antares Pharma and also as a significant contributor to the development of our Company.  He served for eight years as our first Chairman of the Board of Directors.  Dr. Gonella’s lengthy experience in R&D, operating and financial management as well as his knowledge concerning public companies has provided valuable insight regarding the Company’s operations.  We wish him well in his retirement.”

About Antares Pharma

Antares Pharma, Inc. is a combination drug device company focused on the development and commercialization of self-administered parenteral pharmaceutical products using advanced drug delivery auto injector technology.  The Company has a portfolio of proprietary and partnered commercial products with several product candidates in advanced stages of development, as well as significant strategic alliances with industry leading pharmaceutical companies including Teva

Pharmaceutical Industries, Ltd. (Teva), AMAG Pharmaceuticals, Inc. and Pfizer Inc. (Pfizer).  Antares Pharma’s proprietary products include XYOSTED™ (testosterone enanthate) injection, OTREXUP® (methotrexate) injection for subcutaneous use and Sumatriptan Injection USP, which is distributed by Teva.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described.  Factors that may cause such differences include, but are not limited to: the contributions of Dr. Karen Smith and increased shareholder value; market acceptance, adequate reimbursement coverage and commercial success of XYOSTED™ and future revenue from the same; market acceptance of Teva’s generic epinephrine auto-injector product and future revenue from the same; successful completion of the transaction with Ferring International Center, S.A.; future market acceptance and revenue from Makena® subcutaneous auto injector; Teva’s ability to successfully commercialize VIBEX® Sumatriptan Injection USP and the amount of revenue from the same; continued growth of prescriptions and sales of OTREXUP®;  the timing and results of the Company’s or its partners’ research projects or clinical trials of product candidates in development including projects with Teva and Pfizer; actions by the FDA or other regulatory agencies with respect to the Company’s products or product candidates of its partners; continued growth in product, development, licensing and royalty revenue; achievement of the 2019 revenue guidance; the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K, and in the Company's other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contact:

Jack Howarth

Vice President, Corporate Affairs

609-359-3016

jhowarth@antarespharma.com

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